  Registration No. 333-112446

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RELM Wireless Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	59-34862971 (I.R.S. Employer Identification No.)

7100 Technology Drive
West Melbourne, FL 32904 (Address of Principal Executive Offices)

1997 Stock Option Plan
(Full title of the plan)

David P. Storey President and Chief Executive Officer	Copies of all communications to: Tom McAleavey, Esq.
RELM Wireless Corporation 7100 Technology Drive	Holland & Knight LLP 200 South Orange Avenue, Suite 2600
West Melbourne, FL 32904	Orlando, Florida 32801
(321) 984-1414	(407) 244-5108

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, as amended (Registration No. 333-112446) filed on February 3, 2004 (the "Registration Statement") is being filed for the sole purpose of filing Exhibit 5.1, which is an opinion of Rice Silbey Reuther & Sullivan, LLP, counsel to RELM Wireless Corporation (the "Registrant"), as to the validity of the securities included in the Registration Statement. Exhibit 5.1 hereto replaces in its entirety the opinion previously filed as Exhibit 5.1 to the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1	Opinion of Rice Silbey Reuther & Sullivan, LLP, counsel to the Registrant as to the validity of the common shares

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Melbourne, State of Florida, on August 1, 2012.

RELM WIRELESS CORPORATION

By:	/s/ David P. Storey
Name:	David P. Storey
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George N. Benjamin, III*
George N. Benjamin, III	Chairman of the Board	August 1, 2012

/s/ David P. Storey
David P. Storey	President, Chief Executive Officer, and Director (Principal Executive Officer	August 1, 2012

/s/ William P. Kelly
William P. Kelly	Executive Vice President - Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	August 1, 2012

/s/ Donald F. U. Goebert*
Donald F. U. Goebert	Director	August 1, 2012

/s/ Randolph K. Piechocki*
Randolph K. Piechocki	Director	August 1, 2012

*By:	/s/ David P. Storey
David P. Storey
Attorney-in-Fact pursuant to a power of attorney

EXHIBIT INDEX

Exhibit No.
Under Reg.
S-K, Item
601	Description

5.1	Opinion of Rice Silbey Reuther & Sullivan, LLP, counsel to the Registrant as to the validity of the common shares*
* Filed herewith

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